EXHIBIT 16

              SCHEDULE OF SAMPLE PERFORMANCE QUOTATION CALCULATIONS
                                   SOUND SHORE

Note:  All performance is for the period ended:           12/31/97

1.       AVERAGE ANNUAL TOTAL RETURN (PURSUANT TO SEC STANDARDIZED FORMULA)

         SEC Formula:               T = ({{[((ERV/P)-1)(1-S)-S](1-R)-R}+1}1/n)-1

                  where:            T = average annual total return
                                    P = initial payment of $1,000
                                    n = number of years
                                    ERV = ending redeemable value of the initial
                                    payment at the end of the period S = Maximum
                                    initial sales charge R = Maximum  redemption
                                    charge  (calculated  based on _______)(i.e.,
                                    lower  of  purchase   amount  or  redemption
                                    amount)

a.       AVERAGE ANNUAL TOTAL RETURN (assuming deduction of the maximum sales/purchase/redemption charges)

----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
              CAL YR      1 MTH      3 MTH       6 MTH        1 YR        3 YR       5 YR       10 YR       INCEPT
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   P($)        1000       1000        1000        1000        1000        1000       1000        1000        1000
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
  N(YR)                   1/12        1/4         1/2          1           3           5          10
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   ERV
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
    S
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
    R
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   T(%)
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------

b.       AVERAGE ANNUAL TOTAL RETURN (assuming no deduction of sales/purchase/redemption charges)

----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
              CAL YR      1 MTH      3 MTH       6 MTH        1 YR        3 YR       5 YR       10 YR       INCEPT
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   P($)        1000       1000        1000        1000        1000        1000       1000        1000        1000
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
  N(YR)         1         1/12        1/4         1/2          1           3           5          10        12.63
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   ERV       1364.00     1024.40     989.70     1149.60     1364.00     2360.90     2651.00    5629.00     7538.70
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   T(%)       36.40       32.83      (4.01)      31.85       36.40       33.12       21.52      18.84       17.34
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------

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


2.       CUMULATIVE TOTAL RETURN (PURSUANT TO NON-STANDARDIZED FORMULA)

         Formula: C = {{[(T+1)n-1-R]/(1-R)}+S}/(1-S)

         where: C = cumulative total return of the investment over the specified period T = average annual total return (see above) P = initial payment of $1,000 n = number of years ERV = ending redeemable value of the initial payment at the end of the period

a.       CUMULATIVE TOTAL RETURN (assuming deduction of the maximum sales/purchase/redemption charges)

----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
              CAL YR      1 MTH      3 MTH       6 MTH        1 YR        3 YR       5 YR       10 YR       INCEPT
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   P($)        1000       1000        1000        1000        1000        1000       1000        1000        1000
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
  N(YR)                   1/12        1/4         1/2          1           3           5          10
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   ERV
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
    S
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
    R
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   C(%)
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------

b.       CUMULATIVE OR AGGREGATE TOTAL RETURN (assuming no deduction of sales/purchase/redemption charges)

----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
              CAL YR      1 MTH      3 MTH       6 MTH        1 YR        3 YR       5 YR       10 YR       INCEPT
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   P($)        1000       1000        1000        1000        1000        1000       1000        1000        1000
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
  N(YR)         1         1/12        1/4         1/2          1           3           5          10        12.63
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   ERV       1364.00     1024.40     989.70     1149.60     1364.00     2360.90     2651.00    5629.00     7538.70
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------
   C(%)       36.40       2.44       (1.03)      14.96       36.40       136.09     165.10      462.90      653.87
----------- ----------- ---------- ----------- ----------- ----------- ----------- ---------- ----------- -----------

3.       30 DAY YIELD (PURSUANT TO SEC STANDARDIZED FORMULA)

         SEC Formula:               Y = 2{[(a - b)/(cd) + 1]6 - 1]}

         where:                     Y = 30 day yield
                                    a = dividends and interest earned during the period b = expenses accrued for the period (net of reimbursements) c = the average daily number of shares outstanding during the period that were entitled to receive dividends d = the maximum offering price per share on the last day of the period

------------------------ ---------------------- ---------------------- ----------------------- ----------------------
         A($)                    B($)                     C                     D($)                   Y(%)
------------------------ ---------------------- ---------------------- ----------------------- ----------------------
          N/A                     N/A                    N/A                    N/A                     N/A
------------------------ ---------------------- ---------------------- ----------------------- ----------------------

4.       30 DAY TAX-EQUIVALENT YIELD (PURSUANT TO SEC STANDARDIZED FORMULA)

         SEC Formula:               TEY = Y/(1 - TR)

                  where: TEY = 30 day tax-equivalent yield Y = 30 day yield (see above)
                                    TR = assumed applicable tax rate

----------------------------------------------------------- ---------------------------------------------------------
                          TR(%)                                                      TEY(%)
----------------------------------------------------------- ---------------------------------------------------------
                           N/A                                                        N/A
----------------------------------------------------------- ---------------------------------------------------------

5.       30-DAY DISTRIBUTION RATE (PURSUANT TO NON-STANDARDIZED FORMULA)

         Formula:          30 Day Distribution Rate ("Rate")= (ab)/c

                  where:            Rate = 30 day distribution rate
                                    a = distributions in last 30 days
                                    b = number of 30 day periods in year
                                    c = maximum offering price per share on last day of period

----------------------------- ----------------------------- ---------------------------- ----------------------------
             A                             B                             C                         RATE(%)
----------------------------- ----------------------------- ---------------------------- ----------------------------
            N/A                           N/A                           N/A                          N/A
----------------------------- ----------------------------- ---------------------------- ----------------------------


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